UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 3, 2014

LIBERTY STAR URANIUM & METALS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-50071	90-0175540
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5610 E. Sutler Lane, Tucson, Arizona 85712
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code  520-731-8786

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information provided under Item 2.03 is responsive to the information required by this item.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 3, 2014, we entered into a note purchase agreement (the “Agreement”), whereby we agreed to issue a convertible note (the “Note”) to Tangiers Capital, LLC (the “Lender”) in the principal amount of $210,000 and to pay interest on the principal balance hereof (which principal balance shall be increased by the Lender’s payment of additional consideration as set forth in the Note and which increase shall also include the prorated amount of the original issue discount in connection with Lender’s payment of additional consideration) at the rate of 10%, all of which interest shall be deemed earned as of the date of each such payment of additional consideration by the Lender on December 3, 2016 (the “Maturity Date”), to the extent such principal amount and  interest have been repaid or converted into our company’s common stock, in accordance with the terms of the Note.  The Note is payable in full on the Maturity Date and bears interest at the rate of 10%per annum.  There is a $10,000 original issuance discount on the Note.

The initial purchase price will be $105,000 of consideration of which $100,000 will be remitted to our company and $5,000 shall be retained through the original issue discount.

The Note may be prepaid according to the following schedule: between 1 and 90 days from the date of execution, the Note may be prepaid for 110% of face value plus accrued interest; between 91 and 180 days from the date of execution, the Note may be prepaid for 130% of face value plus accrued interest; after 180 days from the date of execution until the Maturity Date, the Note may not be prepaid without written consent from the Lender.

The Note may be convertible into shares of common stock of our company at a price per share of 62.5% discount to the average of the daily volume weighted average price (“VWAP”) for the previous five trading days before the date of conversion.

We issued the securities to one U.S. person who is an accredited investor (as that term is defined in Rule 501 of Regulation D, promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and in issuing these securities to this investor we relied on the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.02  Unregistered Sales of Equity Securities.

The information provided under Item 2.03 is responsive to the information required by this item.

Item 8.01 Other Events.

On November 13, 2014, we entered into an Assignment of Promissory Note & Acknowledgment, whereby we consented to an assignment of a convertible promissory note dated November 18, 2013 (the “GCA Note”) held by GCA Strategic Investment Fund Limited to Tangiers Investment Group, LLC,  pursuant to which $250,000 remains owing by our company.  The maturity date of the GCA Note is extended to November 18, 2015.  The holder of the GCA Note may, at any time, convert any portion of the entire outstanding principal amount of the GCA Note into shares of common stock at the conversion price equal to the lesser of (a) 100% of the VWAP on the Closing Date, and (b) 70% of the average of the 5 day VWAP up to and including the day of conversion.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
10.1	Convertible Note issued to Tangiers Capital, LLC.
10.2	Assignment of Promissory Note & Acknowledgement with GCA Strategic Investment Fund Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR URANIUM & METALS CORP.

By:             /s/ James Briscoe
James Briscoe, President, CEO and Director
Date:  December 15, 2014